Exhibit 10.29

STOCK OPTION CANCELLATION AGREEMENT AND OPTION AMENDMENT

This STOCK OPTION CANCELLATION AGREEMENT AND OPTION AMENDMENT (this “Agreement”) is made this 30th day of September, 2012 (the “Effective Date”), between Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and Richard G. Vincent (the “Optionee”).

WHEREAS, Optionee currently holds the following options (the “Options”) to purchase an aggregate of 3,725,000 shares of the common stock (the “Common Stock”) of the Company granted to Optionee pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”), each of which are also listed on Attachment 1 hereto:

(a) Options to purchase 100,000 shares of the Common Stock of the Company were granted to Optionee pursuant to that certain Stock Option Award Agreement dated as of February 5, 2010 (the “2010 Option Agreement”).

(b) Options to purchase 500,000 shares of the Common Stock of the Company were granted to Optionee pursuant to that certain Stock Option Award Agreement dated as of March 7, 2011 (the “2011 Option Agreement”).

(c) Options to purchase 125,000 shares of the Common Stock of the Company were granted to Optionee pursuant to that certain Stock Option Award Agreement dated as of February 6, 2012 (the “February 2012 Option Agreement”).

(d) Options to purchase 3,000,000 shares of the Common Stock of the Company were granted to Optionee pursuant to that certain Stock Option Award Agreement dated as of September 22, 2012 (the “September 2012 Option Agreement”).

WHEREAS, the Board of Directors of the Company has requested, and Optionee has agreed, to cancel 725,000 of the Options granted pursuant to the September 2012 Option Agreement, which are identified on Attachment 1 hereto as the “Cancelled Options,” to terminate any right, title or interest Optionee may have in or to the Cancelled Options and any shares of Common Stock issuable upon exercise of the Cancelled Options, and to amend the September 2012 Option Agreement to reflect such cancellation, which cancellation, termination and amendment shall be effective on the Effective Date.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Optionee hereby agree as follows:

1. Cancellation and Amendment. Effective as of the Effective Date:

(a) Optionee hereby waives, relinquishes and gives up any and all right, title or interest that the Optionee may have in or to the Cancelled Options or any Common Stock issuable upon exercise of the Cancelled Options; and

(b) The Cancelled Options are hereby terminated and cancelled and shall be of no further force or effect.

(c) The September 2012 Option Agreement is hereby amended to provide that the “Number of Shares Subject to Option” in Section 1 shall be “2,275,000.” Except as specifically set forth above, all of the remaining terms of the September 2012 Option Agreement shall remain unchanged and in full force and effect.

2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the choice of law principles thereof.

3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. Amendment and Modification. This Agreement may be amended, modified and supplemented only by a written document executed by the parties which specifically states that it is an amendment, modification or supplement to this Agreement.

5. Severability. If any provision of this Agreement shall be found invalid or unenforceable in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

7. Advice of Counsel and Tax Advisor. Optionee represents and warrants that he has read this Agreement, has had adequate time to consider this Agreement, and has had an opportunity to consult with an attorney and his personal tax advisor prior to executing this Agreement. Optionee acknowledges that he understands the meaning and effect of this Agreement and has executed this Agreement knowingly, voluntarily and with the intent of being bound by this Agreement.

8. Complete Agreement. This Agreement, the September 2012 Option Agreement and the Plan constitute the entire agreement between Optionee and the Company and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be executed as of the date and year first above written.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji, Ph.D.
Title:	President & CEO

OPTIONEE

Signature:	/s/ Richard G. Vincent
Print Name:	Richard G. Vincent

ATTACHMENT 1

OPTIONS AND CANCELLED OPTIONS

Date of Notice of Stock Option Award Agreement	Number of Shares of Company Common Stock Subject to Option	Number of Shares of Company Common Stock With Respect to which Option is to be Cancelled (“Cancelled Options”)
February 5, 2010	100,000	N/A

March 7, 2011	500,000	N/A

February 6, 2012	125,000	N/A

September 22, 2012	2,275,000	725,000